Exhibit 23.1

Assentsure PAC UEN – 201816648N
180B Bencoolen Street 03-01
The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated May 1, 2026, with respect to the consolidated financial statements of NFT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

August 17, 2026